Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2017

•	Annual revenue growth of 13.4% to $9.74 billion; fourth quarter growth of 14.9%

•	Annual organic revenue growth for parts and services of 4.1%; fourth quarter organic growth of 4.8%

•	Tax reform net benefit of $22 million recognized in the fourth quarter

•	Annual diluted EPS from continuing operations attributable to LKQ stockholders of $1.74; adjusted diluted EPS of $1.88

•	Fourth quarter 2017 diluted EPS from continuing operations attributable to LKQ stockholders of $0.41; adjusted diluted EPS of $0.41

•	2018 annual guidance provided

Chicago, IL (February 22, 2018) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2017. For the fourth quarter of 2017, revenue was $2.47 billion compared with $2.15 billion for the fourth quarter of 2016, an increase of 14.9%. For the fourth quarter, parts and services organic revenue growth was 4.8% and acquisition revenue growth was 6.1%, while the impact of exchange rates was 3.3%, for total parts and services revenue growth of 14.3%.
Net income from continuing operations attributable to LKQ stockholders for the fourth quarter of 2017 was $126 million, an increase of 31.2% as compared to $96 million for the same period of 2016. On an adjusted basis, net income from continuing operations attributable to LKQ stockholders was $126 million, an increase of 17.0% as compared to the $108 million for the same period of 2016. Diluted earnings per share from continuing operations attributable to LKQ stockholders for the fourth quarter of 2017 was $0.41, an increase of 32.3% as compared to the $0.31 for the same period of 2016. On an adjusted basis, diluted earnings per share from continuing operations attributable to LKQ stockholders for the fourth quarter of 2017 was $0.41, an increase of 17.1% as compared to the $0.35 for the same period of 2016. Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “I am particularly pleased with the 5.0% organic revenue growth for parts and services achieved by our North America segment during the fourth quarter.”
The Tax Cuts and Jobs Act, enacted in December 2017, made significant changes to federal income tax laws, including lowering the U.S. corporate income tax rate effective January 1, 2018. In the fourth quarter of 2017, the Company recorded a net benefit of $22 million to its income tax provision related to the net impact of revaluing deferred tax balances at the new rate and recording an estimated provision for the repatriation tax. These tax impacts have been excluded from the measurement of adjusted diluted earnings per share.
Full Year 2017 Reported Results
For the full year of 2017, revenue was $9.74 billion, an increase of 13.4% from $8.58 billion for 2016. For the full year of 2017, parts and services organic revenue growth was 4.1%, acquisition revenue growth was 9.1% and total parts and services revenue growth was 13.1%. On a per day basis, parts and services organic revenue growth was 4.5%. Diluted earnings per share from continuing operations attributable to LKQ stockholders for the full year 2017 was $1.74, an increase of 18.4% as compared to the $1.47 for the full year 2016. On an adjusted basis, diluted earnings per share from continuing operations attributable to LKQ stockholders for the full year 2017 was $1.88, an increase of 11.2% as compared to the $1.69 for the full year 2016.
Mr. Zarcone commented, “Our 2017 results reflect the underlying strength of our business and our ability to grow, both organically and through acquisitions, despite headwinds we faced earlier in the year. Additionally, during 2017 our North America and Specialty segments reported their highest annual EBITDA margins in the past five years. I believe we entered 2018 with strong operating momentum, a clear strategy across all of our segments, and an industry leading team of over 43,000 employees dedicated to delivering on our mission.”
Corporate Development
On November 1, 2017, the Company acquired the aftermarket business of Warn Industries, Inc., a leading designer, manufacturer and marketer of high performance vehicle equipment and accessories.
On December 11, 2017, the Company announced that it had signed a definitive agreement to acquire Stahlgruber GmbH (“Stahlgruber”) for an enterprise value of approximately €1.5 billion. Headquartered in Germany, Stahlgruber is a leading European wholesale distributor of aftermarket spare parts for passenger cars, tools, capital equipment and accessories with operations in Germany, Austria, Czech Republic, Italy, Slovenia, and Croatia with further sales to Switzerland. The Stahlgruber transaction is expected to be completed in the first half of 2018 and is subject to regulatory approvals.
In addition to the Warn Industries and pending Stahlgruber acquisitions, during the fourth quarter of 2017 LKQ acquired four businesses, including an aftermarket parts distributor in Bosnia and Herzegovina, an automotive glass distributor in Kansas, an aftermarket parts distributor in the Netherlands, and an automotive glass distributor in New Jersey. Also, in the fourth quarter, LKQ’s European operations opened six new branches in Western Europe and nine new branches in Eastern Europe.
Mr. Zarcone commented, “Clearly, 2017 was another very active year for our development team resulting in the completion of 26 acquisitions, which expanded our geographic footprint, broadened the depth of our product offerings, and extended our leadership position in each of our operating segments. We look forward to closing the Stahlgruber acquisition in the near term so we can get to work integrating that business into our European operations.”
Other Events
On December 1, 2017, the Company amended its credit facility to (i) extend the maturity date by approximately two years to January 29, 2023, (ii) increase the total availability under the revolving credit facility's multicurrency component from $2.45 billion to $2.75 billion, (iii) increase the permitted net leverage ratio thresholds, including a temporary step-up in the allowable net leverage ratio in the case of permitted acquisitions, (iv) modify the applicable margins and fees in the pricing grid, (v) increase the ability for the Company and its subsidiaries to incur additional indebtedness, and (vi) make other immaterial or clarifying modifications and amendments to the credit agreement.
Balance Sheet and Liquidity
In 2017, cash flows from operations totaled $519 million, we made $179 million of capital expenditures, and we invested $513 million for acquisitions.  As of December 31, 2017, the balance sheet reflected cash and cash equivalents of $280 million and outstanding debt of $3.4 billion. The unused capacity under the Company’s credit facilities at December 31, 2017 was approximately $1.4 billion.
Company Outlook

2018 Guidance
Organic revenue growth for parts & services	4.0% to 6.0%
Net income from continuing operations attributable to LKQ stockholders	$646 million to $676 million
Adjusted net income from continuing operations attributable to LKQ stockholders*	$720 million to $750 million
Diluted EPS from continuing operations attributable to LKQ stockholders	$2.07 to $2.16
Adjusted diluted EPS from continuing operations attributable to LKQ stockholders *	$2.30 to $2.40
Cash flows from operations	$650 million to $700 million
Capital expenditures	$250 million to $280 million
*Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP.
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented, “We expect the U.S. tax reform to have a favorable impact on our 2018 results. With the lower U.S. corporate tax rate, we estimate that our global effective tax rate will be approximately 26% in 2018. We intend to invest a portion of the U.S. based tax savings into programs that benefit our domestic employees.”
Our guidance for 2018 is based on current conditions and does not include any results for the pending Stahlgruber acquisition. The guidance is based on current scrap prices and exchange rates. Changes in these figures may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; adjustments to the estimated tax reform provisions booked in 2017; losses on debt extinguishment; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Non-GAAP Financial Measures
This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on February 22, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (844) 579-6824. International access to the call may be obtained by dialing (763) 488-9145. The investor conference call will require you to enter conference ID: 6848459#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 6848459#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 9, 2018. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q, as well as our future filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage of OEMs with “connected car” technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	other risks that are described in our Form 10-K filed February 27, 2017 and in other reports filed by us from time to time with the Securities and Exchange Commission.

Contact:
Joseph P. Boutross- Vice President, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$2,469,855	100.0%	$2,150,406	100.0%	$319,449	14.9%
Cost of goods sold	1,522,210	61.6%	1,320,400	61.4%	201,810	15.3%
Gross margin	947,645	38.4%	830,006	38.6%	117,639	14.2%
Facility and warehouse expenses	214,158	8.7%	172,691	8.0%	41,467	24.0%
Distribution expenses	201,454	8.2%	174,578	8.1%	26,876	15.4%
Selling, general and administrative expenses	294,410	11.9%	259,644	12.1%	34,766	13.4%
Restructuring and acquisition related expenses	9,301	0.4%	6,948	0.3%	2,353	33.9%
Depreciation and amortization	60,368	2.4%	54,265	2.5%	6,103	11.2%
Operating income	167,954	6.8%	161,880	7.5%	6,074	3.8%
Other expense (income):
Interest expense	27,144	1.1%	23,856	1.1%	3,288	13.8%
Loss on debt extinguishment	456	0.0%	—	0.0%	456	n/m
Gains on bargain purchases	120	0.0%	(8,207)	(0.4%)	8,327	n/m
Interest income and other (income) expense, net	(9,961)	(0.4%)	2,519	0.1%	(12,480)	n/m
Total other expense, net	17,759	0.7%	18,168	0.8%	(409)	(2.3%)
Income from continuing operations before provision for income taxes	150,195	6.1%	143,712	6.7%	6,483	4.5%
Provision for income taxes	29,354	1.2%	47,341	2.2%	(17,987)	(38.0%)
Equity in earnings (loss) of unconsolidated subsidiaries	2,029	0.1%	(73)	(0.0%)	2,102	n/m
Income from continuing operations	122,870	5.0%	96,298	4.5%	26,572	27.6%
Net loss from discontinued operations	(2,215)	(0.1%)	(9,967)	(0.5%)	7,752	77.8%
Net income	120,655	4.9%	86,331	4.0%	34,324	39.8%
Less: net loss attributable to noncontrolling interest	(3,516)	(0.1%)	—	0.0%	(3,516)	n/m
Net income attributable to LKQ stockholders	$124,171	5.0%	$86,331	4.0%	$37,840	43.8%

Basic earnings per share(2):
Income from continuing operations	$0.40		$0.31		$0.09	29.0%
Net loss from discontinued operations	(0.01)		(0.03)		0.02	66.7%
Net income	0.39		0.28		0.11	39.3%
Less: net loss attributable to noncontrolling interest	(0.01)		—		(0.01)	n/m
Net income attributable to LKQ stockholders	$0.40		$0.28		$0.12	42.9%

Diluted earnings per share(2):
Income from continuing operations	$0.39		$0.31		$0.08	25.8%
Net loss from discontinued operations	(0.01)		(0.03)		0.02	66.7%
Net income	0.39		0.28		0.11	39.3%
Less: net loss attributable to noncontrolling interest	(0.01)		—		(0.01)	n/m
Net income attributable to LKQ stockholders	$0.40		$0.28		$0.12	42.9%

Weighted average common shares outstanding:
Basic	309,070		307,514		1,556	0.5%
Diluted	311,106		310,120		986	0.3%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Year ended December 31,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$9,736,909	100.0%	$8,584,031	100.0%	$1,152,878	13.4%
Cost of goods sold	5,937,286	61.0%	5,232,328	61.0%	704,958	13.5%
Gross margin	3,799,623	39.0%	3,351,703	39.0%	447,920	13.4%
Facility and warehouse expenses	797,388	8.2%	688,918	8.0%	108,470	15.7%
Distribution expenses	784,485	8.1%	683,812	8.0%	100,673	14.7%
Selling, general and administrative expenses	1,131,214	11.6%	986,380	11.5%	144,834	14.7%
Restructuring and acquisition related expenses	19,672	0.2%	37,762	0.4%	(18,090)	(47.9%)
Depreciation and amortization	219,546	2.3%	191,433	2.2%	28,113	14.7%
Operating income	847,318	8.7%	763,398	8.9%	83,920	11.0%
Other expense (income):
Interest expense	101,640	1.0%	88,263	1.0%	13,377	15.2%
Loss on debt extinguishment	456	0.0%	26,650	0.3%	(26,194)	(98.3%)
Gains on foreign exchange contracts - acquisition related	—	0.0%	(18,342)	(0.2%)	18,342	(100.0%)
Gains on bargain purchases	(3,870)	(0.0%)	(8,207)	(0.1%)	4,337	52.8%
Interest and other income, net	(17,535)	(0.2%)	(2,247)	(0.0%)	(15,288)	n/m
Total other expense, net	80,691	0.8%	86,117	1.0%	(5,426)	(6.3%)
Income from continuing operations before provision for income taxes	766,627	7.9%	677,281	7.9%	89,346	13.2%
Provision for income taxes	235,560	2.4%	220,566	2.6%	14,994	6.8%
Equity in earnings (loss) of unconsolidated subsidiaries	5,907	0.1%	(592)	(0.0%)	6,499	n/m
Income from continuing operations	536,974	5.5%	456,123	5.3%	80,851	17.7%
Net (loss) income from discontinued operations	(6,746)	(0.1%)	7,852	0.1%	(14,598)	n/m
Net income	530,228	5.4%	463,975	5.4%	66,253	14.3%
Less: net loss attributable to noncontrolling interest	(3,516)	(0.0%)	—	0.0%	(3,516)	n/m
Net income attributable to LKQ stockholders	$533,744	5.5%	$463,975	5.4%	$69,769	15.0%

Basic earnings per share(2):
Income from continuing operations	$1.74		$1.49		$0.25	16.8%
Net (loss) income from discontinued operations	(0.02)		0.03		(0.05)	n/m
Net income	1.72		1.51		0.21	13.9%
Less: net loss attributable to noncontrolling interest	(0.01)		—		(0.01)	n/m
Net income attributable to LKQ stockholders	$1.73		$1.51		$0.22	14.6%

Diluted earnings per share(2):
Income from continuing operations	$1.73		$1.47		$0.26	17.7%
Net (loss) income from discontinued operations	(0.02)		0.03		(0.05)	n/m
Net income	1.71		1.50		0.21	14.0%
Less: net loss attributable to noncontrolling interest	(0.01)		—		(0.01)	n/m
Net income attributable to LKQ stockholders	$1.72		$1.50		$0.22	14.7%

Weighted average common shares outstanding:
Basic	308,607		306,897		1,710	0.6%
Diluted	310,649		309,784		865	0.3%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$279,766	$227,400
Receivables, net	1,027,106	860,549
Inventories	2,380,783	1,935,237
Prepaid expenses and other current assets	134,479	87,768
Assets of discontinued operations	—	456,640
Total current assets	3,822,134	3,567,594
Property, plant and equipment, net	913,089	811,576
Intangible assets:
Goodwill	3,536,511	3,054,769
Other intangibles, net	743,769	584,231
Equity method investments	208,404	183,467
Other assets	142,965	101,562
Total assets	$9,366,872	$8,303,199
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$788,613	$633,773
Accrued expenses:
Accrued payroll-related liabilities	143,424	118,755
Other accrued expenses	218,600	209,101
Other current liabilities	45,727	37,943
Current portion of long-term obligations	126,360	66,109
Liabilities of discontinued operations	—	145,104
Total current liabilities	1,322,724	1,210,785
Long-term obligations, excluding current portion	3,277,620	3,275,662
Deferred income taxes	252,359	199,657
Other noncurrent liabilities	307,516	174,146
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 309,126,386 and 307,544,759 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	3,091	3,075
Additional paid-in capital	1,141,451	1,116,690
Retained earnings	3,124,103	2,590,359
Accumulated other comprehensive loss	(70,476)	(267,175)
Total Company stockholders' equity	4,198,169	3,442,949
Noncontrolling interest	8,484	—
Total stockholders’ equity	4,206,653	3,442,949
Total liabilities and stockholders’ equity	$9,366,872	$8,303,199

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$530,228	$463,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230,203	206,086
Stock-based compensation expense	22,832	22,472
Loss on debt extinguishment	456	26,650
Loss on sale of business	10,796	—
Impairment on net assets of discontinued operations	—	26,677
Gains on foreign exchange contracts - acquisition related	—	(18,342)
Gains on bargain purchases	(3,870)	(8,207)
Deferred income taxes	(46,537)	(16,162)
Other	1,301	19,550
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(55,979)	(50,801)
Inventories	(203,857)	(64,114)
Prepaid income taxes/income taxes payable	8,376	14,944
Accounts payable	45,136	18,577
Other operating assets and liabilities	(20,185)	(6,291)
Net cash provided by operating activities	518,900	635,014
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(179,090)	(207,074)
Acquisitions, net of cash acquired	(513,088)	(1,349,339)
Proceeds from disposal of business/investment	301,297	10,304
Investments in unconsolidated subsidiaries	(7,664)	(185,671)
Proceeds from foreign exchange contracts	—	18,342
Other investing activities, net	13,950	3,510
Net cash used in investing activities	(384,595)	(1,709,928)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,470	7,963
Taxes paid related to net share settlements of stock-based compensation awards	(5,525)	(4,438)
Debt issuance costs	(4,267)	(16,554)
Proceeds from issuance of Euro Notes (2024)	—	563,450
Borrowings under revolving credit facilities	839,171	2,636,596
Repayments under revolving credit facilities	(946,477)	(1,748,664)
Borrowings under term loans	—	582,115
Repayments under term loans	(27,884)	(255,792)
Borrowings under receivables securitization facility	11,245	106,400
Repayments under receivables securitization facility	(11,245)	(69,400)
Borrowings (repayments) of other debt, net	19,706	(31,156)
Payments of Rhiag debt and related payments	—	(543,347)
Payments of other obligations	(2,077)	(1,436)
Other financing activities, net	7,316	—
Net cash (used in) provided by financing activities	(112,567)	1,225,737
Effect of exchange rate changes on cash and cash equivalents	23,512	(3,704)
Net increase in cash and cash equivalents	45,250	147,119
Cash and cash equivalents of continuing operations, beginning of period	227,400	87,397
Add: Cash and cash equivalents of discontinued operations, beginning of period	7,116	—
Cash and cash equivalents of continuing and discontinued operations, beginning of period	234,516	87,397
Cash and cash equivalents of continuing and discontinued operations, end of period	279,766	234,516
Less: Cash and cash equivalents of discontinued operations, end of period	—	(7,116)
Cash and cash equivalents, end of period	$279,766	$227,400

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$1,071,530	$1,003,063	$68,467	6.8%
Europe	969,102	777,843	191,259	24.6%
Specialty	295,421	263,476	31,945	12.1%
Parts and services	2,336,053	2,044,382	291,671	14.3%
Other	133,802	106,024	27,778	26.2%
Total	$2,469,855	$2,150,406	$319,449	14.9%

Revenue changes by category for the three months ended December 31, 2017 vs. 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	5.0%	1.5%	0.3%	6.8%
Europe	5.0%	11.3%	8.2%	24.6%
Specialty	3.6%	8.1%	0.5%	12.1%
Parts and services	4.8%	6.1%	3.3%	14.3%
Other	24.9%	1.2%	0.2%	26.2%
Total	5.8%	5.8%	3.2%	14.9%

	Year Ended
	December 31,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$4,278,531	$4,009,129	$269,402	6.7%
Europe	3,628,906	2,915,841	713,065	24.5%
Specialty	1,301,197	1,219,675	81,522	6.7%
Parts and services	9,208,634	8,144,645	1,063,989	13.1%
Other	528,275	439,386	88,889	20.2%
Total	$9,736,909	$8,584,031	$1,152,878	13.4%

Revenue changes by category for the year ended December 31, 2017 vs. 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	3.0%	3.6%	0.1%	6.7%
Europe	5.3%	19.8%	(0.6%)	24.5%
Specialty	4.7%	1.9%	0.1%	6.7%
Parts and services	4.1%	9.1%	(0.1%)	13.1%
Other	19.6%	0.7%	0.0%	20.2%
Total	4.9%	8.7%	(0.1%)	13.4%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Year Ended
	December 31, 2017		December 31, 2017
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	14.3%	24.6%	13.1%	24.5%
Less: Currency impact	3.3%	8.2%	(0.1%)	(0.6%)
Revenue growth at constant currency	11.0%	16.4%	13.2%	25.1%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2017		2016		2017		2016
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,202,954		$1,107,778		$4,799,651		$4,444,625
Europe	971,641		779,284		3,636,811		2,920,470
Specialty	296,518		264,510		1,305,516		1,223,723
Eliminations	(1,258)		(1,166)		(5,069)		(4,787)
Total revenue	$2,469,855		$2,150,406		$9,736,909		$8,584,031
Segment EBITDA
North America	$152,781	12.7%	$138,441	12.5%	$655,275	13.7%	$589,945	13.3%
Europe	77,619	8.0%	63,542	8.2%	319,156	8.8%	283,608	9.7%
Specialty	23,026	7.8%	20,344	7.7%	142,159	10.9%	131,427	10.7%
Total Segment EBITDA	$253,426	10.3%	$222,327	10.3%	$1,116,590	11.5%	$1,004,980	11.7%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
(In thousands)
Net income	$120,655	$86,331	$530,228	$463,975
Less: net loss attributable to noncontrolling interest	(3,516)	—	(3,516)	—
Net income attributable to LKQ stockholders	124,171	86,331	533,744	463,975
Subtract:
Net (loss) income from discontinued operations	(2,215)	(9,967)	(6,746)	7,852
Net income from continuing operations attributable to LKQ stockholders	126,386	96,298	540,490	456,123
Add:
Depreciation and amortization	60,368	54,265	219,546	191,433
Depreciation and amortization - cost of goods sold	3,327	1,899	10,657	6,901
Interest expense, net	26,814	23,680	100,620	87,682
Loss on debt extinguishment (1)	456	—	456	26,650
Provision for income taxes	29,354	47,341	235,560	220,566
Earnings before interest, taxes, depreciation and amortization (EBITDA)	246,705	223,483	1,107,329	989,355
Subtract:
Equity in earnings (loss) of unconsolidated subsidiaries	2,029	(73)	5,907	(592)
Gains on foreign exchange contracts - acquisition related	—	—	—	18,342
Gains on bargain purchases	(120)	8,207	3,870	8,207
Add:
Restructuring and acquisition related expenses	9,301	6,948	19,672	37,762
Inventory step-up adjustment - acquisition related	3,584	—	3,584	3,614
Change in fair value of contingent consideration liabilities	(4,255)	30	(4,218)	206
Segment EBITDA	$253,426	$222,327	$1,116,590	$1,004,980

EBITDA as a percentage of revenue	10.0%	10.4%	11.4%	11.5%

Segment EBITDA as a percentage of revenue	10.3%	10.3%	11.5%	11.7%
(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
(In thousands, except per share data)
Net income	$120,655	$86,331	$530,228	$463,975
Less: net loss attributable to noncontrolling interest	(3,516)	—	(3,516)	—
Net income attributable to LKQ stockholders	124,171	86,331	533,744	463,975
Subtract:
Net (loss) income from discontinued operations	(2,215)	(9,967)	(6,746)	7,852
Net income from continuing operations attributable to LKQ stockholders	126,386	96,298	540,490	456,123
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	26,225	23,557	97,388	81,748
Restructuring and acquisition related expenses	9,301	6,948	19,672	37,762
Loss on debt extinguishment	456	—	456	26,650
Inventory step-up adjustment - acquisition related	3,584	—	3,584	3,614
Change in fair value of contingent consideration liabilities	(4,255)	30	(4,218)	206
Gains on foreign exchange contracts - acquisition related	—	—	—	(18,342)
Gains on bargain purchases	120	(8,207)	(3,870)	(8,207)
U.S. tax law change 2017	(22,188)	—	(22,188)	—
Excess tax benefit from stock-based payments	(942)	30	(8,000)	(11,441)
Tax effect of adjustments	(12,283)	(10,574)	(40,616)	(45,646)
Adjusted net income from continuing operations attributable to LKQ stockholders	$126,404	$108,082	$582,698	$522,467

Weighted average diluted common shares outstanding	311,106	310,120	310,649	309,784

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
Reported	$0.41	$0.31	$1.74	$1.47

Adjusted	$0.41	$0.35	$1.88	$1.69

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, the 2017 U.S. tax law change and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2018
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$646	$676
Adjustments:
Amortization of acquired intangibles	100	100
Tax effect of adjustments	(26)	(26)
Adjusted net income from continuing operations attributable to LKQ stockholders	$720	$750

Weighted average diluted common shares outstanding	312	312

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$2.07	$2.16
Non-GAAP (Adjusted)	$2.30	$2.40

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2018 and the related tax effect; we did not estimate amounts for any other components of the calculation for the year ending December 31, 2018.